UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009
Brigham Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
6300 Bridgepoint Parkway
Building Two, Suite 500
Austin, Texas 78730
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
      On May 13, 2009, Brigham Exploration Company (“we” or “us”) entered into an amendment to its Fourth Amended and Restated Credit Agreement which became effective May 27, 2009. The amendment reset our borrowing base to $110 million from $145 million until the next borrowing base redetermination in November 2009, restated the pricing grid for the definition of Applicable Margin and amended the interest coverage ratios we are required to maintain as of the end of each fiscal quarter. Our required interest coverage ratio as of September 30, 2009 must be a minimum of 2.75 to 1.00 and, as of December 31, 2009 and March 31, 2010 must be a minimum of 2.00 to 1.00.
     A copy of the Fourth Amendment is attached hereto as Exhibit 10.43 and is incorporated herein by reference. The description of the Fourth Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Fourth Amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 28, 2009, our stockholders approved an amendment to our 1997 Incentive Plan to increase to the number of shares available for issuance under the 1997 Incentive Plan from the lesser of (i) 5,915,414 or (ii) 15% of the total number of shares of common stock outstanding at any time to the lesser of (i) 6,962,648 or (ii) 15% of the total number of shares of common stock outstanding at any time. In conjunction with the approval of the amendment, each of our named executive officers received a grant of stock options to purchase 100,000 shares of our common stock at an exercise price of $2.20 per share. The grants were previously approved by our Board of Directors but made conditional upon our stockholders’ approval of the amendment to the 1997 Incentive Plan to authorize the shares necessary for those grants.
     A copy of the 1997 Incentive Plan is attached hereto as Exhibit 10.44 and is incorporated herein by reference. The description of the 1997 Incentive Plan in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the 1997 Incentive Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 28, 2009, our Board of Directors approved amendments to our bylaws to (a) clarify that once a share is represented for any purpose at a meeting it is considered present for purposes of determining if a quorum exists for the remainder of the meeting and for any adjournment of that meeting, (b) permit a meeting of stockholders to be adjourned by the stockholders or the presiding officer of that meeting for any purpose instead of only permitting adjournments by the stockholders in the absence of a quorum and (c) to clarify that the presiding officer of the meeting may open or close polls for matters considered at the meeting in his sole discretion.
     A copy of the amended bylaws is attached hereto as Exhibit 3.5 and is incorporated herein by reference. The description of the amendments to the bylaws in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the bylaws.

Item 7.01	Regulation FD Disclosure.
     On May 28, 2009, Ben M. Brigham, Chief Executive Officer, President and Chairman of the Board gave a slide presentation at the Annual Meeting of Stockholders. Attached as Exhibit 99.1 is a copy of the slide presentation.
     Subsequent to the stockholders electing the seven nominees as directors, approving the selection of KPMG LLP as our auditors for the year ending December 31, 2009 and approving the amendment to the 1997 Incentive Plan to increase the number of shares of common stock available for issuance under the plan, the Annual Meeting of Stockholders was adjourned until June 19, 2009 at 9:00 a.m. The Annual Meeting of Stockholders was adjourned due to an inaccurate statement in the proxy statement regarding the number shares required to approve and ratify the proposal to approve the grant of non-plan stock options to our non-employee directors. The adjournment will allow us time to prepare and distribute additional materials clarifying the statement in the proxy statement regarding the number of shares required to approve and ratify the non-plan stock options granted to non-employee directors. The polls will remain open during the adjournment, and the record date for stockholders entitled to vote at the Annual Meeting of Stockholders remains April 28, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit 3.5	Bylaws, as amended May 28, 2009

Exhibit 10.43	Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of June 29, 2005 between the Company and the banks named therein

Exhibit 10.44	1997 Incentive Plan

Exhibit 99.1	Slide Presentation

Limitation on Incorporation by Reference

In accordance with general instructions B.2 and B.6 of Form 8-K, the information disclosed in this report under Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY
Date: May 28, 2009	By:	/s/ Eugene B. Shepherd, Jr.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Item Number	Exhibit

Exhibit 3.5	Bylaws, as amended May 28, 2009

Exhibit 10.43	Fourth Amendment to Fourth Amended and Restated Credit Agreement dated as of June 29, 2005 between the Company and the banks named therein

Exhibit 10.44	1997 Incentive Plan

Exhibit 99.1	Slide Presentation
Limitation on Incorporation by Reference
In accordance with general instructions B.2 and B.6 of Form 8-K, the information disclosed in this report under Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.